Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, Texas 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com

FOR IMMEDIATE RELEASE

ASTROTECH REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

•	GAAP results: net income of $1.0 million, or $0.05 per diluted share for the quarter ended March 31, 2012

•

Astrotech Space Operations (“ASO”), the Company’s core business, supported two missions which launched in the third quarter 2012, the U.S. Navy’s Mobile User Objective System (MUOS-1) and the U.S. Air Force’s Wideband Global Satcom (WGS-4)

•	1st Detect introduces the MMS-1000™ Miniature Mass Spectrometer and completes its first product sale in the third fiscal quarter of 2012

Austin, Texas, May 7, 2012 – Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services, today announced financial results for its fiscal year 2012 third quarter ended March 31, 2012.

“We are excited to report the positive financial results of the third quarter, driven by our core satellite payload processing business,” said Thomas B. Pickens III, Chairman and CEO of Astrotech Corporation. “ASO continued to meet our customer’s needs for payload processing while completing over $5.6 million of work on multiple GSE fabrication contracts.”

“Additionally, we are pleased about the introduction of our mini mass spectrometer, the MMS-1000™, at PITTCON, the world’s largest annual conference and exposition for laboratory science. The MMS-1000™ represents a technological breakthrough due to its size and lab quality performance and has been very well received already resulting in a unit sale and in leases to the laboratory and OEM markets. We will continue to expand our product offering by specifically tuning our instrument and directing our sales force towards established and new markets that can benefit from a more affordable, faster, smaller instrument for the research, security, mobile, and in-situ factory applications.”

Third Quarter Results

The Company posted a third quarter fiscal year 2012 net income of $1.0 million, or $0.05 per diluted share on revenue of $10.0 million compared with a third quarter fiscal year 2011 net loss of $0.4 million, or $(0.02) per diluted share on revenue of $5.7 million.

Update of Ongoing Operations

The Company’s 18-month rolling backlog, which includes contractual backlog, scheduled but uncommitted missions, and the design and fabrication of GSE, was $34.8 million at March 31, 2012. The majority at ASO consists of pre-launch satellite processing services, which include hardware launch preparation, advance planning, use of unique satellite preparation facilities and spacecraft checkout, encapsulation, fueling, and transport and design and fabrication of equipment and hardware for space launch activities at our Titusville, Florida and VAFB locations.

In addition to providing support for missions in process at our facilities in Florida, ASO supported the successful launch of the U.S. Navy’s Mobile User Objective System (MUOS-1) and the U.S. Air Force’s Wideband Global Satcom (WGS-4).

Our Spacetech business unit introduced the MMS-1000™ to market in March 2012, the first commercial product offering of the miniature mass spectrometer initially designed for the sophisticated laboratory professional. The MMS-1000™ is a compact, high performance instrument capable of rapid MS / MS detection of trace levels of volatile compounds in approximately five seconds. The MMS-1000™ provides a versatile platform that can be used in various applications in the security and industrial markets.

Financial Position and Liquidity

Working capital was $7.4 million as of March 31, 2012, which included $15.8 million in cash and cash equivalents and $1.7 million of accounts receivable.

About Astrotech Corporation

Astrotech is one of the first space commerce companies and remains a strong entrepreneurial force in the aerospace industry. We are leaders in identifying, developing and marketing space technology for commercial use. Our ASO business unit serves our government and commercial satellite and spacecraft customers with pre-launch services on the eastern and western range. 1st Detect Corporation is developing what we believe is a breakthrough miniature mass spectrometer, the MMS-1000™, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, the ability to expand ASO, the availability of capital for reinvestment in growth initiatives, product performance and market acceptance of products and services, our ability to control costs, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

John Porter

Chief Financial Officer

Astrotech Corporation

512.485.9530

Tables follow

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ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Revenue	$10,013	$5,720	$18,529	$15,667
Cost of revenue	6,770	3,142	12,804	10,066

Gross profit	3,243	2,578	5,725	5,601

Operating expenses:
Selling, general and administrative	1,814	1,941	5,451	6,367
Research and development	475	1,256	1,979	2,962

Total operating expenses	2,289	3,197	7,430	9,329

Income (loss) from operations	954	(619)	(1,705)	(3,728)
Interest and other expense, net	(69)	(70)	(202)	(208)

Income (loss) before income taxes	885	(689)	(1,907)	(3,936)

Income tax expense	(5)	(5)	(17)	(16)

Net income (loss)	880	(694)	(1,924)	(3,952)

Less: Net loss attributable to noncontrolling interest*	(134)	(248)	(486)	(781)

Net income (loss) attributable to Astrotech Corporation	$1,014	$(446)	$(1,438)	$(3,171)

Net income (loss) per share attributable to Astrotech Corporation, basic	$0.05	$(0.02)	$(0.08)	$(0.18)
Net income (loss) per share attributable to Astrotech Corporation, diluted	$0.05	$(0.02)	$(0.08)	$(0.18)

*	Noncontrolling interest resulted from grants of restricted stock in 1st Detect and Astrogenetix to certain employees, officers and directors. Please refer to the March 31, 2012 10-Q filed with the Securities and Exchange Commission for further detail.

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2012	June 30, 2011
	(unaudited)
Assets
Cash and cash equivalents	$15,840	$14,994
Accounts receivable, net	1,704	2,429
Prepaid expenses and other current assets	1,080	963
Short-term note receivable	675	—

Total current assets	19,299	18,386

Property, plant, and equipment, net	36,903	38,418
Long-term note receivable	—	675
Other assets, net	113	141

Total assets	$56,315	$57,620

Liabilities and stockholders’ equity
Current liabilities	$11,940	13,366
Long-term liabilities	7,026	6,696
Stockholders’ equity	37,349	37,558

Total liabilities and stockholders’ equity	$56,315	$57,620

ASTROTECH CORPORATION AND SUBSIDIARIES

Unaudited Reconciliation of Non-GAAP Measures

(In thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
EBITDA	$1,508	$(49)	$240	$(2,054)

Depreciation & amortization	556	570	1,942	1,674
Interest expense	67	70	205	208
Income tax expense	5	5	17	16

Net income (loss)	880	(694)	(1,924)	(3,952)

Net loss attributable to noncontrolling interest	(134)	(248)	(486)	(781)

Net income (loss) attributable to Astrotech Corporation	$1,014	$(446)	$(1,438)	$(3,171)

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

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